EXHIBIT 11


                           IPI, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                    (In Thousands, Except Per Share Amounts)

                                                                 Three Months Ended       Nine Months Ended
                                                                     August 31,              August 31,
                                                               ----------------------------------------------
                                                                  2001        2000        2001        2000
                                                               ----------------------------------------------
Net Income                                                      $  5,359    $    151    $  9,618    $    872
                                                                ========    ========    ========    ========

Weighted average number of issued shares outstanding               4,859       4,859       4,859       4,843
                                                                ========    ========    ========    ========

Shares used in computation of basic earnings per
     common stock                                                  4,859       4,859       4,859       4,843
                                                                ========    ========    ========    ========

Dilutive effect of outstanding stock options and stock
     warrants after application of treasury stock method               0           0           0           0
                                                                --------    --------    --------    --------

Common and common equivalent shares outstanding-diluted            4,859       4,859       4,859       4,843
                                                                ========    ========    ========    ========

Basic and diluted earnings per common share                     $   1.10    $    .03    $   1.98    $    .18
                                                                ========    ========    ========    ========


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